SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2004

XTO ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10662	75-2347769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Houston Street, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

(817) 870-2800

(Registrant’s telephone number, including area code)

Item 5. Other Events.

Common Stock Dividend

On August 18, 2004, XTO Energy Inc. announced that its Board of Directors increased its quarterly cash dividend by 400%, up from 1 cent per share to 5 cents per share. This increased dividend is effective with the next payment on October 15, 2004 to stockholders of record at the close of business September 30, 2004.

Common Stock Repurchase Program

On August 18, 2004, XTO Energy Inc. announced that its Board of Directors authorized the repurchase of up to 15 million shares of the Company’s Common Stock, or about 6% of shares outstanding. The shares will be purchased from time to time in open market or negotiated transactions. This authorization effectively replaces the share repurchase authorization remaining from May 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date:	August 19, 2004	By:	/S/ BENNIE G. KNIFFEN
Bennie G. Kniffen Senior Vice President and Controller